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                                                                   EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                             --------------------


A.  Big Flower Press Holdings, Inc.
    -------------------------------

                                                                Jurisdiction
    Subsidiaries                                                of Organization
    ------------                                                ---------------

    Laset Tech Color, Inc.                                      Delaware

    Treasure Chest Advertising Company, Inc.                    Delaware

    Webcraft Technologies, Inc.                                 Delaware


B.  Treasure Chest Advertising Company, Inc.
    ----------------------------------------

                                                                Jurisdiction
    Subsidiaries                                                of Organization
    ------------                                                ---------------

    Treasure Chest Advertising Company of New York, Inc.        New York

    Treasure Chest Advertising Holding Company of Texas, Inc.   Delaware

    BF Aviation Corp.                                           Delaware

    Levelco 84, a California Limited Partnership                California

    BFP Receivables Corporation                                 Delaware


C.  Treasure Chest Advertising Holding Company of Texas, Inc.
    ---------------------------------------------------------

                                                                Jurisdiction
    Subsidiaries                                                of Organization
    ------------                                                ---------------

    Treasure Chest Advertising Company of Texas, Inc.           Delaware

    Treasure Chest Advertising Company of Nevada, Inc.          Nevada

    TC Holding Company of Texas, Inc.                           Delaware

    RGP Limited Partnership                                     Texas

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D.  Webcraft Technologies, Inc.
    ---------------------------

                                                                Jurisdiction
    Subsidiaries                                                of Organization
    ------------                                                ---------------

    Webcraft Games, Inc.                                        New Jersey

    Webtech Holdings, Inc.                                      Delaware

    Webcraft Chemicals                                          New Jersey
    d/b/a Craig Adhesives & Coatings Co.

    KSS Transportation Corp.                                    New Jersey


E.  Webtech Holdings, Inc.
    ---------------------

                                                                Jurisdiction
    Subsidiaries                                                of Organization
    ------------                                                ---------------

    Webcraft Investors, Inc.                                    Delaware

    Webcraft Midwest, Inc.                                      Delaware